EXHIBIT 32.1

SECTION 906 CERTIFICATION

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF

THE UNITED STATES CODE

The following certification accompanies the issuer’s Annual Report on Form 10-K and is furnished, not filed, as provided in SEC Release Nos. 33-8238, 34-47986 dated June 5, 2003:

I, Joseph B. Feil, certify that (i) the MetLife Policyholder Trust’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the MetLife Policyholder Trust.

WILMINGTON TRUST COMPANY, In its capacity as Trustee of the MetLife Policyholder Trust

By:	/s/ Joseph B. Feil
Joseph B. Feil
Vice President

Date: March 27, 2012

A signed original of this written statement required by Section 906 has been provided to the MetLife Policyholder Trust and will be retained by the MetLife Policyholder Trust and furnished to the Securities and Exchange Commission or its staff upon request.